UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

August 30, 2017

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stewart Information Services Corporation (the “Company”) has appointed David C. Hisey, 57, as Chief Financial Officer, Secretary and Treasurer of the Company effective September 1, 2017. Mr. Hisey takes over for Allen Berryman, who announced his retirement plans earlier this year. Mr. Berryman will remain in an advisory role into the fall to ensure a smooth transition. A copy of the press release dated August 30, 2017, announcing the appointment of Mr. Hisey, is attached as Exhibit 99.1 to this report.

Mr. Hisey holds a Bachelor of Business Administration in Accounting from James Madison University and is a Certified Public Accountant in the Commonwealth of Virginia. He brings to Stewart more than 30 years of financial leadership experience, most recently as Senior Advisor to the CEO and acting CFO for Prospect Mortgage, LLC. Prior to this position, his roles included Executive Vice President and CFO, as well as Chief Strategy & External Affairs Officer and Chief of Staff, for Nationstar Mortgage Holdings, Inc. In addition, Mr. Hisey served as EVP and CFO for Fannie Mae and spent 22 years in audit and consulting roles with KPMG LLP/Bearing Point, Inc.

The Company entered to an employment agreement with Mr. Hisey (the “Agreement”) effective as of September 1, 2017. The term of the Agreement begins on September 1, 2017 and ends on December 31, 2019 (the “Term”). The Term will be automatically extended for successive one year periods unless either party provides written notice of non-renewal to the other party at least 90 days prior to the applicable renewal date. Pursuant to the terms of the Agreement, Mr. Hisey is entitled to receive an annual salary of not less than $450,000, plus vacation, medical, dental and life insurance benefits and reimbursement of certain qualified business expenses by the Company. Mr. Hisey is eligible to participate in the Company’s annual Short Term Incentive Plan (the “STIP”) and Long Term Incentive Plan (the “LTIP”). Target payout under the STIP is 100% of annual salary and the actual payout amount will be determined by the attainment of certain corporate performance goals and other objectives. Target grant value under the LTIP is 200% of annual salary. The actual value of awards granted under the LTIP will determined by the Compensation Committee of the Board of Directors of the Company taking into account overall Company performance. Pursuant to the terms of the Agreement, Mr. Hisey is entitled to receive certain benefits upon the termination of his employment, similar to the Company’s other executives. To receive the severance and benefits provided in the event of a qualifying termination, Mr. Hisey must execute a release of claims. The Agreement also includes customary non-competition and non-solicitation covenants.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ John L. Killea
John L. Killea, Chief Legal Officer and Chief Compliance Officer

Date: August 30, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 30, 2017.